As filed with the Securities and Exchange Commission on January 10, 2006
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

ZIPREALTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3319956
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2000 Powell Street, Suite 1555
Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

2004 Equity Incentive Plan
(Full title of the plans)

Eric A. Danziger
Chief Executive Officer
2000 Powell Street, Suite 1555
Emeryville, California 94608
(510) 735-2600
(Name and address including zip code and telephone number,
including area code, of agent for service)

Copy to:

Karen B. Seto, Esq.
Karen A. Dempsey, Esq.	Vice President, General Counsel and Secretary
Heller Ehrman LLP	ZipRealty, Inc.
333 Bush Street	2000 Powell Street, Suite 1555
San Francisco, California 94104	Emeryville, CA 94608
(415) 772-6000	(510) 735-2600
Calculation of Registration Fee

Title of Securities to	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
be Registered	Registered (1)	Aggregate	Aggregate	Registration Fee
		Offering Price	Offering Price
Per Share
Common Stock available for issuance, par value $0.001 per share	810,932	$8.43(2)	$6,836,157(2)	$731.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee on the basis of $8.43 per share, which represents the average of the high and low prices of the Common Stock reported on the Nasdaq National Market for January 3, 2006.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
GENERAL INSTRUCTION E INFORMATION
     This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 18, 2004, File No. 333-120606 is hereby incorporated by reference.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by the Registrant with the SEC are incorporated in this Registration Statement by reference as of their respective dates:
(a)	The Registrant’s Annual Report on Form 10-K (File No. 000-51002) for the fiscal year ended December 31, 2004 filed March 28, 2005.

(b)	The Registrant’s Definitive 14A Proxy Statement filed April 20, 2005.

(c)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 000-51002) for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

(d)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-51002), filed on October 26, 2004.
     All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit
Number	Description

4.4(1)	2004 Equity Incentive Plan

5.1	Opinion of Heller Ehrman LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 3)

(1)	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-115657)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on January 10, 2006.

ZIPREALTY, INC.
By:	/s/ Eric A. Danziger

Eric A. Danziger
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric A. Danziger and Gary M. Beasley, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Chief Executive Officer and Director	January 10, 2006
/s/ Eric A. Danziger	(Principal Executive Officer)

Eric A. Danziger

/s/ Gary M. Beasley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 10, 2006
Gary M. Beasley
	Vice President, Controller and Chief Accounting	January 10, 2006
/s/ David A. Rector	Officer (Principal Accounting Officer)

David A. Rector
	Director	January 10, 2006
/s/ Ronald C. Brown

Ronald C. Brown
	Director	January 10, 2006
/s/ Marc L. Cellier

Marc L. Cellier
	Director	January 10, 2006
/s/ Elisabeth DeMarse

Elisabeth DeMarse
	Director	January 10, 2006
/s/ Robert C. Kagle

Robert C. Kagle
	Director	January 10, 2006
/s/ Stanley M. Koonce, Jr.

Stanley M. Koonce, Jr.
	Director	January 10, 2006
/s/ Donald F. Wood

Donald F. Wood

Index to Exhibits

Exhibit
Number	Description

4.4(1)	2004 Equity Incentive Plan

5.1	Opinion of Heller Ehrman LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 3)

(1)	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-115657).

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